Exhibit 99.1

Parsec Capital Acquisitions Corp. Announces Execution of Merger Agreement with Enteractive Media Inc.

Lewisville, TX, Oct. 18, 2022 (GLOBE NEWSWIRE) — Parsec Capital Acquisitions Corp. (NASDAQ: PCX, PCXCU, PCXCW) (the “Company”), a special purpose acquisition corporation sponsored by Parsec Acquisitions Sponsor, LLC, announced the execution of an agreement and plan of merger with Enteractive Media Inc. of Calgary, Alberta on October 13, 2022 (“Enteractive Media” and the transaction, the “Business Combination”). The transaction has been approved by the Board of Directors of both the Company and Enteractive Media and is expected to be consummated in the fourth quarter of 2022, subject to regulatory and stockholder approval by the stockholders of the Company and the stockholder of Enteractive Media and the satisfaction of certain other customary closing conditions.

Enteractive Media Inc., established in 2013, is a business that acts as the gateway between consumers and gambling operators. Enteractive Media’s wholly owned subsidiary “PlayerVision” provides consumers with gambling themed television broadcasts, on demand video, “Join in Play” synchronous live video streamed sports wagering programming (available on the web, mobile and television), which include gambling strategies, tips and advice, leaderboards, contests, and incentives where people who like to gamble can: Meet each other; Learn how to play new games and gamble; Compete with each other in free games and real money games, and Win prizes and money.

Upon the closing of the Business Combination, the combined company is expected to operate under the name Enteractive Media Inc. and remain a Nasdaq listed public company (“Nasdaq”) trading under a new ticker symbol. The board of directors of the combined company will consist of one director designed by the Company and four directors designated by Enteractive Media. There can be no assurance that the combined company will remain listed on Nasdaq.

Ms. Patricia Trompeter, Chairperson and Chief Executive Officer of Parsec, said, “We are excited to have Enteractive for this business merger and look forward to consummating this transaction. We believe that, with the value proposition Enteractive brings to this transaction, it is well-positioned for substantial growth and sustainability. We view the transaction valuation as highly attractive to investors. We believe that through our merger, coupled with the management’s background we have the potential to create significant value for shareholders.”

The description of the Business Combination contained herein is only a summary and is qualified in its entirety by reference to the Merger Agreement relating to the transaction. For additional information, see the Company’s Current Report on Form 8-K, which will be filed promptly and can be obtained at the website of the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov.

About Enteractive Media Inc.

Enteractive Media Inc., established in 2013, is a business that acts as a gateway between consumers and legal gambling operators. Enteractive .Media’s wholly owned subsidiary “PlayerVision” provides consumers with gambling themed television broadcasts, on demand video, “Join in Play” synchronous live video streamed sports wagering programming (available on the web, mobile and television), which include gambling strategies, tips and advice, leaderboards, contests, and incentives where people who like to gamble can: Meet each other; Learn how to play new games and gamble; Compete with each other in free games and real money games, and Win prizes and money. Enteractive Media’s website is http://enteractivemedia.ca.

About Parsec Capital Acquisitions Corp.

Parsec Capital Acquisitions Corp. is a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

The Company’s units consisting of one share of Class A common stock and one redeemable warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share trades under the symbol “PCXCU”, the shares of Class A common stock trade under the symbol “PCX” and the warrants trade under the symbol “PCXCW.”

Forward Looking Statement

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “target,” “aim,” “plan,” “project,” “forecast,” “should,” “would,” or variations of such words or by expressions of similar meaning. Such forward-looking statements, including statements regarding anticipated financial and operational results, projections of market opportunity and expectations, the estimated post-transaction enterprise value, the advantages and expected growth of the combined company, the cash position of the combined company following closing, the ability of Enteractive Media and the Company to consummate the proposed Business Combination Agreement and the timing of such consummation, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: Enteractive Media’s limited operating history; Enteractive Media’s ability to manage growth; Enteractive Media’s ability to execute its business plan; Enteractive Media’s estimates of the size of the markets for its business; Enteractive Media’s ability to identify and integrate acquisitions; general economic and market conditions impacting demand for Enteractive Media’s products and services; the inability to complete the proposed transactions; the inability to recognize the anticipated benefits of the proposed transactions, which may be affected by, among other things, the amount of cash available following any redemptions of Class A common stock of the Company by its public stockholders; the ability to meet Nasdaq’s listing standards following the consummation of the proposed transactions; costs related to the proposed transactions; and such other risks and uncertainties as are discussed in the proxy statement to be filed relating to the Business Combination Agreement. Other factors include the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

Each of Enteractive Media and the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Enteractive Media’s or the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Contact

Parsec Capital Acquisitions Corp.
320 W. Main Street
Lewisville, TX 75057
Attn: Patricia Trompeter
Chief Executive Officer
ptrompeter@parsecacquisition.com
(203) 524-6524